Exhibit 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, as of March 8, 2017, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (as amended, the “Schedule 13D”) with respect to common stock, par value $0.0001 per share, of Corindus Vascular Robotics, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

HEALTHCOR MANAGEMENT, L.P.

By:	HealthCor Associates, LLC, its general partner

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR PARTNERS MANAGEMENT, L.P.

By:	HealthCor Partners Management GP, LLC, its general partner

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR HYBRID OFFshore gp, llc
for itself and as general partner on behalf of
HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P.

By:	HealthCor Group, LLC, its general partner

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR partners, L.P.
for itself and as general partner on behalf of
HEALTHCOR PARTNERS FUND, LP

By:	HealthCor Partners GP, LLC, its general partner

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR partners II, L.P.
for itself and as general partner on behalf of
HEALTHCOR PARTNERS FUND II, LP

By:	HealthCor Partners GP, LLC, its general partner

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR ASSOCIATES, LLC

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR GROUP, LLC

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR partners management gp, LLC

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

HEALTHCOR partNers gp, LLC

By:	/s/ Anabelle P. Gray
Name:	Anabelle P. Gray
Title:	General Counsel

JEFFREY C. LIGHTCAP, Individually

/s/ Jeffrey C. Lightcap

ARTHUR COHEN, Individually

/s/ Arthur Cohen

JOSEPH HEALEY, Individually

/s/ Joseph Healey